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                                                                    EXHIBIT 3.7

                        ARTICLES OF INCORPORATION

                                    OF

                        BURKE TIRE MATERIALS, INC.

KNOW ALL MEN BY THESE PRESENTS:

         THAT WE, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of California.

                         AND WE HEREBY CERTIFY:

         ONE:  That the name of this Corporation is:

                       BURKE TIRE MATERIALS, INC.

         TWO:  The purposes for which this corporation is formed are:

         (a) The specific business in which the corporation intends primarily to engage is that of the compounding, manufacture and sale at wholesale and retail of materials intended for use in the manufacture of tires to be used on vehicles of every nature.

         (b) To own, operate, maintain, manage, equip, improve, repair, alter, and otherwise deal with, use and enjoy, to invent, design, develop, assemble, build, construct, fabricate, manufacture, buy, import, lease as lessee and otherwise acquire, to mortgage, deed in trust, pledge and otherwise encumber, and to sell, export, lease as lessor and otherwise dispose of goods, wares, merchandise and personal property of every sort, nature and description; to

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purchase, acquire, own, hold, lease, either as lessor or lessee, sell, exchange, subdivide, mortgage, deed in trust, plant, improve, cultivate, develop, construct, maintain, equip, operate and generally deal in any and all lands, improved and unimproved, dwelling houses, apartment houses, hotels, boarding houses, business blocks, office buildings, garages, stations, warehouses, manufacturing works and plants and other buildings of any kind or description, real, personal and mixed, wheresoever situated, including water and water rights.

         (c) To acquire, by purchase or otherwise the goodwill, business, property rights, franchises and assets of every kind, with or without undertaking either wholly or in part the liabilities of any person, firm, association or corporation, and to acquire any business as a going concern or otherwise (1) by purchase of the assets thereof wholly or in part, (2) by acquisition of the shares or any part thereof, or (3) in any other manner, and to pay for the same in cash or in the shares or bonds or other evidences of indebtedness of this corporation, or otherwise to hold, maintain, and operate, or in any manner dispose of, the whole or any part of the goodwill, business, rights and property so acquired, and to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the management of such business.

         (d) To buy, contract for, lease, and in any and all other ways acquire, take, hold and own, and to sell, mortgage, pledge, deed in trust, lease and otherwise dispose of patents, licenses and pro-


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cesses or rights thereunder, and franchise rights, governmental, state, territorial, county and municipal grants and concessions of every character of which this corporation may deem advantageous in the prosecution of its business, or in the maintenance, operation, development or extension of its properties.

         (e) To enter into, make, perform and carry out contracts of every kind for any lawful purpose without limit to amount, with any person, firm, association or corporation, municipality, county, parish, state, territory, government or other municipal or governmental subdivision.

         (f) From time to time to apply for, acquire by assignment, purchase, transfer or otherwise, exercise, carry out and enjoy any benefit, right, privilege, prerogative or power conferred by, acquired under or granted by any statute, ordinance, order, license, power, authority, franchise, commission, right or privilege which any government or authority or governmental agency or corporation or other public body may be empowered to enact, make or grant; to pay for, aid in, and contribute toward carrying the same into effect and to appropriate any of this corporation's shares, and/or assets to defray the costs, charges and expenses thereof.

         (g) To borrow money; to issue bonds, notes, debentures or other obligations of this corporation from time to time for any of the objects or purposes of this corporation, and to secure the same by mortgage, pledge, deed of trust or otherwise, or to issue the same unsecured.


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         (h)  To lend money; to purchase, acquire, own, hold, guarantee, sell, assign, transfer, mortgage, pledge or otherwise dispose of and deal in shares, bonds, notes, debentures, or other securities or evidences of indebtedness of any other person, corporation or association, whether domestic or foreign, and whether now or hereafter organized or existing; and while the holder thereof to exercise all the rights, powers and privileges of ownership including the right to vote thereon, to the same extent as a natural person might or could do.

         (i) To promote or to aid in any manner, financially or otherwise, any person, corporation or association of which any shares, bonds, notes, debentures or other securities or evidences of indebtedness are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, shares, bonds, debentures, notes and other obligations of such persons, corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such shares, bonds, notes, debentures or other securities or evidences of indebtedness.

         (j) To carry on any business whatsoever which this corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise or which may be calculated directly or indirectly to promote the interests of this corporation or to enhance the value of its property or business; to conduct its business in this state, or other states, in the District of Columbia, in the territories and colonies of the United States, or in foreign


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countries, and to hold, purchase, mortgage and convey real and personal property, either in or out of the State of California, and to exercise all the powers conferred by the Laws of California upon corporations formed under the laws pursuant to and under which this corporation is formed as such laws are now in effect or may at any time hereafter be amended.

         (k) To carry out all or any part of the foregoing objects and purposes as principal, agent, contractor or otherwise, either alone or in conjunction with any person, firm, association or other corporation, and in any part of the world and in carrying on its business and for the purpose of attaining or furthering any of its objects or purposes, to make and perform such contracts of any kind and description, to do such acts and things, and to exercise any and all such powers, as a natural person could lawfully make, perform, do or exercise, provided that the same be not inconsistent with the laws of the State of California.

         (l) To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or which shall at any time appear proper and conducive for the protection or benefit of this corporation.

         The foregoing statement of purposes shall be construed as a statement of both purposes and powers and the purposes and the powers stated in each clause shall in no way be limited or restricted by reference to or inference from the terms or provisions of any other clause.


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         THREE:  The County in the State of California where the principal office for the transaction of the business of this corporation is to be located is Santa Clara County.

         FOUR: This corporation is authorized to issue only one class of shares of stock, the total number of such shares is seven thousand five hundred (7,500), each of such shares of stock is to have a par value of Ten Dollars ($10.00), and the aggregate par value of all shares having a par value is Seventy-Five Thousand Dollars ($75,000.00).

         FIVE: (a) The number of the directors of this corporation shall be four (4).

                (b) The names and addresses of the persons who are appointed to act as the first directors of this corporation are:

     NAME                          ADDRESS
     ----                          -------

   HALSEY C. BURKE, 2250 So. 10th St., San Jose, California NORMAN R. BURKE, 2250 So. 10th St., San Jose, California
   D. W. KUTNEWSKY, 2250 So. 10th St., San Jose, California VIRGIL C. PRICE, 2250 So. 10th St., San Jose, California

         IN WITNESS WHEREOF, for the purpose of forming this corporation under the laws of the State of California, we, the undersigned, constituting the incorporators of this corporation, including the persons named hereinabove as the first directors of this corporation, have executed these Articles of Incorporation on SEP. 10 1971.


        /s/ Halsey C. Burke                          /s/ Norman R. Burke
-----------------------------------       -----------------------------------
          Halsey C. Burke                              Norman R. Burke

        /s/ D.W. Kutnewsky                           /s/ Virgil C. Price
-----------------------------------       -----------------------------------
          D.W. Kutnewsky                               Virgil C. Price


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STATE OF CALIFORNIA   )
                      ) ss:
COUNTY OF SANTA CLARA )

         On SEP. 10 1971, before me the undersigned, a Notary Public in and for said County and State, residing therein, duly commissioned and sworn, personally appeared HALSEY C. BURKE, NORMAN R. BURKE, D.W. KUTNEWSKY and
VIRGIL C. PRICE, known to me to be the persons whose names are subscribed to the foregoing ARTICLES OF INCORPORATION, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year first above written.


                                                /s/ Stephen H. Pray
                                        ------------------------------------
                                                   STEPHEN H. PRAY
                                        Notary Public in and for said County
                                                      And State
[SEAL]


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             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

HALSEY C. BURKE NORMAN R. BURKE and D. W. KUTNEWSKY certify that:

         1. They constitute a majority of the directors of BURKE TIRE MATERIALS, INC., a California corporation.

         2. They hereby adopt the following amendment of the articles of incorporation of the corporation:

              Article One is amended to read as follows:

              "ONE.  That the name of this Corporation is:

                        BURKE CUSTOM PROCESSING, INC."

         3.  No shares have been issued.

                                                /s/ Halsey C. Burke
                                        ------------------------------------
                                              Halsey C. Burke, Director

                                                  /s/ Norman R. Burke
                                        ------------------------------------
                                               Norman R. Burke, Director

                                                 /s/ D. W. Kutnewsky
                                        ------------------------------------
                                              D. W. Kutnewsky, Director


         The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at San Jose, California, on December 10, 1979.


                                                 /s/ Halsey C. Burke
                                        ------------------------------------
                                                   Halsey. C. Burke


                                                 /s/ Norman R. Burke
                                        ------------------------------------
                                                   Norman R. Burke


                                                  /s/ D. W. Kutnewsky
                                        ------------------------------------
                                                     D. W. Kutnewsky